UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 4, 2010

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On May 4, 2010, The Manitowoc Company, Inc. (the “Company”) held its Annual Meeting of Shareholders.  At the Annual Meeting the Company’s shareholders voted on (i) the election of three directors, (ii) the approval of the Company’s 2003 Incentive Stock and Awards Plan and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The nominees named below were elected as directors at the Annual Meeting by the indicated votes cast for each nominee:

Name of Nominee	For	Withheld	Broker Nonvotes
Virgis W. Colbert	55,163,894.93	5,906,884.52	40,523,414
Kenneth W. Krueger	59,032,882.89	2,037,896.56	40,523,414
Robert C. Stift	59,476,163.10	1,594,616.35	40,523,414

The directors listed above will serve until the Annual Meeting of Shareholders to be held in the year 2013 (subject to the Company’s age 72 limit).  The following other directors continue in office:  Dean H. Anderson, Cynthia M. Egnotovich, Keith D. Nosbusch, James L. Packard and Glen E. Tellock.

At the Annual Meeting, shareholders also approved the Company’s 2003 Incentive Stock and Awards Plan by the indicated votes cast:

For	Against	Abstain	Broker Nonvotes
91,817,212.64	8,708,841.41	1,068,134.40	5

Finally, at the Annual Meeting, the appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2010, was ratified by the indicated votes cast:

For	Against	Abstain	Broker Nonvotes
100,369,173.99	903,112.46	321,907.00	0

Further information concerning the matters voted upon at the Annual Meeting is contained in the Company’s proxy statement, dated March 25, 2010, with respect to the 2010 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: May 6, 2010	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary